Exhibit 10.4

FORM OF

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of                               , 2008 by and among Intrepid Potash, Inc., a Delaware corporation (the “Company”), Harvey Operating & Production Company, a Colorado corporation (“HOPCO”), Intrepid Production Corporation, a Colorado corporation (“IPC”), and Potash Acquisition, LLC, a Delaware limited liability company (“PAL” and, collectively with HOPCO and IPC, the “Original Stockholders”).

RECITALS

A. The Company intends to offer shares of Common Stock (as defined below) in a registered public offering (the “IPO”) pursuant to a prospectus and registration statement filed on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”);

B. The Company and Intrepid Mining LLC, a Delaware limited liability company wholly-owned by the Original Stockholders (“Mining”), propose to enter into an Exchange Agreement of even date hereof (the “Exchange Agreement”), pursuant to which Mining will transfer to the Company all right, title and interest to all of its assets in exchange for Common Stock and other consideration;

C. Mining intends to distribute to the Original Stockholders the Common Stock received as consideration pursuant to the Exchange Agreement; and

D. Under the terms of the Amended and Restated Limited Liability Company Agreement of Mining (the “Mining LLC Agreement”), the Company is obligated to provide registration rights to the Original Stockholders with regard to the shares of Common Stock issued pursuant to the Exchange Agreement (the “Exchange Shares”).

THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the parties agree as follows.

AGREEMENT

1. Definitions. For the purposes of this Agreement:

“Affiliate” means with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and in the case of an individual, includes any member of such Person’s immediate family or other relative of such Person or such immediate family who has the same home as such Person. As used in this definition, the word “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, neither the Company nor Mining shall be an Affiliate of any Original Stockholder.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday or Sunday or other day upon which banks are authorized or required to close in the State of Colorado.

“Change in Control” means, with respect to a Person, (a) a transfer, directly or indirectly (including by merger), of all or substantially all of the assets of such Person (including a transfer in liquidation of such Person), (b) the transfer, directly or indirectly, of more than 50% of the equity interests of such Person in one or a series of related transactions, or (c) the transfer, directly or indirectly, of control of such Person, whether by sale, merger or consolidation. As used in this definition, the word “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Demand Registration” means the registration under the Securities Act of Common Stock pursuant to a Demand Notice as described in Section 2.01.

“Demand Registration Group” means each of (i) HOPCO and any assignees, transferees or successors, with respect to any Registrable Securities, (ii) IPC and any assignees, transferees or successors, with respect to any Registrable Securities, and (iii) PAL and any assignees, transferees or successors, with respect to any Registrable Securities.

“Exchange Act” shall mean the Securities Exchange Act of 1934, including the rules and regulations promulgated thereunder, as amended from time to time. Any reference herein to a specific section or sections of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

“Holder” means any owner of Registrable Securities.

“Lien” means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest, option, right of first refusal or other transfer restriction or encumbrance of any kind (including preferential purchase rights, conditional sales agreements or other title retention agreements, and the filing of or agreement to give any financing statement under the

Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

“Person” means a natural person, corporation, joint venture, partnership, limited liability partnership, limited partnership, limited liability limited partnership, limited liability company, trust, estate, business trust, association, governmental authority or any other entity.

“Piggyback Registration” means the registration of Common Stock pursuant to a Piggyback Notice as described in Section 2.02(a).

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“register,” “registered,” and “registration” means a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (a) the Exchange Shares and (b) any equity securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, option, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Exchange Shares that have been issued to any Holder. As to any particular securities that are Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144, provided that at the time such securities are proposed to be disposed of, they may be sold under Rule 144 without any limitation on the amount of such securities which may be sold or (C) they shall have ceased to be outstanding.

“Registration Statement” means in connection with the public offering and sale of Exchange Shares or other equity securities of the Company, a registration statement (including pursuant to Rule 415 under the Securities Act) in compliance with the Securities Act.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Securities Act” means the Securities Act of 1933, including the rules and regulations promulgated thereunder, as amended from time to time. Any reference herein to a specific section or sections of the Securities Act shall be deemed to include a reference to any corresponding provision of future law.

“underwritten registration” or “underwritten offering” means a registration in which Registrable Securities are sold to an underwriter for reoffering to the public.

2. Registration.

2.01.	Demand Registrations.

(a) Demand. At any point following the completion of the IPO, upon receipt of a written request (a “Demand Notice”) from any Holder within a Demand Registration Group that the Company file a Registration Statement covering the registration of Registrable Securities held by such Holder, the Company shall, within 10 Business Days of receipt of the Demand Notice, (i) give written notice of such request (the “Request Notice”) to all Holders and, (ii) in addition to complying with its obligations under Section 2.02, shall use its reasonable best efforts to effect, as soon as practicable, the registration of the number of Registrable Securities specified by the Holder in the Demand Notice, subject only to the limitations of Section 2.01(b) and the rights of the other Holders pursuant to Section 2.02; provided, that the Company shall not be obligated to effect any such registration if the Company has, within the six month period preceding the date of such Demand Notice, already effected a registration pursuant to this Section 2.01(a) or Section 2.02 in which the Holder participated, other than a registration from which all or a portion of the Registrable Securities of the Holder were excluded pursuant to the provisions of Section 2.01(b) or Section 2.02(c); and provided further, that if the Company determines that the requested registration would be materially detrimental to the Company because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Company, (y) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (z) render the Company unable to comply with requirements under applicable securities laws, then the Company shall have the right to postpone such requested registration for a period of not more than 90 days after receipt of the Holder’s Demand Notice, provided that such right to postpone registration pursuant to this Section 2.01(a) shall not to be utilized more than once in any twelve-month period. The Company shall be obligated to effect only three such registrations pursuant to this Section 2.01(a) on behalf of each Demand Registration Group, one of which may be a “shelf” registration in accordance with Section 2.01(c). A registration shall be effected for purposes of this Section 2.01(a) when and if a Registration Statement is declared effective by the SEC and the distribution of securities thereunder has been completed without the occurrence of any stop order or proceeding relating thereto suspending the effectiveness of the registration.

(b) Underwriting Requirements. If a Holder intends to distribute the Registrable Securities covered by its Demand Notice by means of an underwritten offering, then it shall so advise the Company as a part of the Demand Notice, and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include his, her or its Registrable Securities in such registration pursuant to the rights set forth in Section 2.02 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting as provided in this Agreement. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. All Holders, whether or not they are participating in such offering, and the Company agree not to effect any transfer of Registrable Securities (or any securities of the Company exchangeable or convertible into Registrable Securities) during the “lock-up” periods set forth in such underwriting agreement or separate “lock-up” agreement. Notwithstanding any other provision of this Section 2.01 or Section 2.02, if the managing underwriters with respect to the proposed offering advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without being likely to have a material adverse effect on the offering of securities as then contemplated (including a material adverse effect on the price at which it is proposed to sell the securities), then the Company shall so advise all Holders of securities that would otherwise be included in such registration, and the number of securities that may be included in the registration shall be allocated: (i) first, pro rata among the Holders electing to participate in such registration (whether pursuant to this Section 2.01 or Section 2.02) according to the total amount of Registrable Securities requested by such Holders to be included in such registration, (ii) second, to securities being sold for the account of the Company, and (iii) last, pro rata among the other selling security holders of the Company, if any, according to the total amount of securities requested to be included in such registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are Affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c) Shelf Registration. If the Company is eligible to register the resale of Registrable Securities by Holders on Form S-3, then any registration under Section 2.01(a) shall, if requested in the Demand Notice, be effected pursuant to a “shelf” Registration Statement covering the Registrable Securities specified by the Holder on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, subject to the conditions and limitations set forth in Section 2.01(a).

2.02.	Piggyback Registrations.

(a) Piggyback Rights. Prior to the Company registering, whether or not for its own account and whether pursuant to Section 2.01 or otherwise, any Registrable Securities or other equity securities in connection with a public offering for cash (but excluding (i) any registration relating solely to the sale of securities to participants in a Company-sponsored benefit plan on Form S-1 or Form S-8 under the Securities Act or similar forms that may be promulgated under the Securities Act in the future, (ii) any registration relating to a corporate reorganization, acquisition or other transaction contemplated by Rule 145 under the Securities Act on Form S-4 under the Securities Act or similar forms that may be promulgated under the Securities Act in the future, and (iii) the IPO), the Company shall promptly give each Holder written notice of such registration (a “Piggyback Notice”), including, if such registration is pursuant to Section 2.01, the applicable Request Notice. Upon the written request of each Holder given in writing to the Company within 15 days after receipt of such Piggyback Notice by the Company, the Company shall, subject to the provisions of Section 2.02(b), as applicable, include in the Registration Statement all of the Registrable Securities that each such Holder has requested to be registered, subject to the limitations of Section 2.02(c).

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.02 that is not initiated in response to a Demand Notice prior to the effectiveness of such registration and the commencement of the public offer of the securities covered by such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof. Any such withdrawal shall be without prejudice to the rights of any Holder to request that a registration of its Registrable Securities be included in subsequent registrations under Section 2.02(a).

(c) Underwriting Requirements. If a Registration Statement referred to in the Piggyback Notice is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any such Holder to include Registrable Securities in such a registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting as provided in this Agreement. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting. All Holders, whether or not they are participating in such offering, and the Company agree not to effect any transfer of Registrable Securities (or any securities of the Company exchangeable or convertible into Registrable Securities) during the “lock-up” periods set forth in such underwriting agreement or separate “lock-up” agreement. Notwithstanding any other provision of Section 2.01 or this Section 2.02, if any registration under Section 2.02(a) is undertaken other than in response to a Demand Notice delivered under Section 2.01 (in which case the corresponding provisions of Section 2.01(b) shall apply) and the managing underwriters with respect to the proposed offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without being likely to have a material adverse effect on the offering of securities as then contemplated (including a material adverse effect on the price at which it is proposed to sell the securities), then the Company shall so advise all Holders of securities that would otherwise be included in such registration, and the number of securities that may be included in the registration shall be allocated: (i) first, to securities being sold for the account of the Company, (ii) second, pro rata among the Holders electing to participate in such registration in accordance with this Section 2.02 according to the total amount of Registrable Securities requested by such Holders to be included in such registration, and (iii) last, pro rata among the other selling security holders of the Company, if any, according to the total amount of securities requested to be included in such registration. The defined term “Holder” shall be construed for purposes of this Section 2.02(c) in the same manner as set forth in the last sentence of Section 2.01(b).

3. Obligations of the Company. Subject to the Company’s right to terminate or withdraw certain registrations under Section 2.02(b), whenever the Company is required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities not later than 90 days after a Demand Notice is given by any Holder pursuant to Section 2.01(a) and keep such Registration Statement effective for a period of up to 180 days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection with such registration as may be necessary to comply with the provisions of the Securities Act with respect to disposition of all securities covered by such Registration Statement for the period set forth in Section 3(a);

(c) furnish to each selling Holder and their counsel selected in accordance with Section 5 copies of all documents proposed to be filed with the SEC in connection with such registration, which documents will be provided to such counsel and each selling Holder prior to the filing thereof;

(d) furnish to the selling Holders, without charge, such number of (i) conformed copies of the Registration Statement and of each amendment or supplement thereto (in each case including all exhibits and documents filed therewith), and (ii) copies of the Prospectus included in such Registration Statement, including each preliminary Prospectus and any summary Prospectus, in conformity with the requirements of the Securities Act, and such other documents, in each case, as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them in accordance with the intended method or methods of such disposition;

(e) in the event of any underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering and enter into such other agreements and take such other actions in order to expedite or facilitate the disposition of such Registrable Securities, including preparing for, and participating in, “road shows” and all other customary selling efforts, all as the underwriters reasonably request;

(f) notify each selling Holder covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of (i) the issuance of any stop order by the SEC in respect of such Registration Statement (and use every reasonable effort to obtain the lifting of any such stop order at the earliest possible moment), (ii) any period when the Registration Statement ceases to be effective, or (iii) the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, as promptly as is practicable, prepare and furnish to such selling Holder a reasonable number of copies of any supplement to or amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(g) cause all such Registrable Securities registered hereunder to be listed on each securities exchange or other automated quotation system on which similar securities issued by the Company are then listed or, if not so listed, use its commercially reasonable efforts to cause such Registrable Securities registered hereunder to be listed on a securities exchange or other automated quotation system selected by the Company;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i) use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the selling Holders and such other jurisdictions as shall be reasonably requested by the managing underwriters (or obtain an exemption from registration or qualification under such laws) and do any and all other acts and things which may be necessary or advisable to enable such selling Holders to consummate the disposition of the Registrable Securities in such jurisdictions in accordance with the intended method or methods of distribution thereof; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process or become subject to taxation in any such states or jurisdictions;

(j) use its reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and its subsidiaries to enable each selling Holder thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(k) furnish to each selling Holder and underwriter a signed opinion of counsel for the Company, which counsel is experienced in securities law matters, dated the effective date of the Registration Statement (and, if any registration includes an underwritten offering, the date of the closing under the underwriting agreement), addressed to such selling Holder, covering such matters as are customarily covered in opinions of issuer’s counsel delivered to the underwriters in underwritten offerings of securities and such other matters as may be reasonably requested by the Holders, if any;

(l) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering, subject to Section 3(f), the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement; and

(m) use its commercially reasonable efforts to take all other reasonable and customary steps typically taken by issuers to effect the registration and disposition of such Registrable Securities as contemplated hereby.

4. Obligations of Holder.

(a) Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall, within 10 Business Days of a request by the Company, furnish to the Company such customary information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder’s Registrable Securities.

(b) Participation in Underwritten Registrations. No Holder may participate in any underwritten registration unless such Holder (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled under this Agreement to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

5. Registration Expenses. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations pursuant to Section 2.01 or Section 2.02, including all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company and the reasonable fees and disbursements of one counsel for the Holders holding a majority of the Registrable Securities to be included in such registration (collectively, “Registration Expenses”), shall be borne by the Company.

6. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or administration of this Agreement.

7. Indemnification and Contribution. In the event any Registrable Securities are included in a Registration Statement under this Agreement

(a) Indemnification of Holders. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, managers, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter, within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities (joint or several) (or actions, proceedings or settlements in respect thereof), to which they may become subject under the Securities Act, the Exchange Act or other federal, state or foreign securities laws, or common law, insofar as such losses, claims, damages, expenses or liabilities (or actions proceeding or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary Prospectus or final Prospectus (or similar offering documents) contained therein or any amendments or supplements thereto, or any other document required in connection therewith or any qualification or compliance associated therewith;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation of the Securities Act, the Exchange Act, any state or foreign securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or other federal, state or foreign securities laws or common law. The Company will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending or settling any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with information furnished to the Company expressly for use in connection with such registration by such Holder, underwriter or controlling Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder and shall survive the transfer of such securities by any Holder.

(b) Indemnification of the Company. To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages, expenses or liabilities (joint or several) (or actions, proceedings or settlements in respect thereof) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal, state or foreign securities laws, or common law, insofar as such losses, claims, damages or liabilities (or actions proceedings or settlements in respect thereto) arise out of or are based upon any Violation (but excluding clause (iii) of the definition thereof), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder to the Company expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 7(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed), provided, further that in no event shall any indemnity under this Section 7(b) exceed the net proceeds from the offering received by such Holder.

(c) Procedures. Promptly after receipt by an indemnified party under this Section 7 of written notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 7. No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or action.

(d) Adjustments. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and, except as to the Company where the Company does not participate in the offering, the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided that no Person guilty of fraud shall be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party. In no event shall any contribution of any Holder under this Section 7(d) exceed the net proceeds from the offering received by such Holder, less any amounts paid under Section 7(b).

(e) Conflict With Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Company and a Holder in connection with an underwritten offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the Company and such Holder.

(f) Survival. The obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement and the termination of this Agreement.

(g) Not Exclusive. The obligations of the parties under this Section 7 shall be in addition to any liability which any party may otherwise have to any other party.

8. Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of each party hereto, and their respective successors, assigns and transferees. Any Holder under this Agreement may assign its rights under this Agreement to any Affiliate or to other successors, assigns and transferees of such Holder; provided, however, that prior to, or within a reasonable period of time after, any such assignment, the assigning Holder shall provide written notice thereof to the Company, which notice shall include the name and address of the transferee or assign and identify the securities with respect to which the rights hereunder are being transferred. As a condition to the effectiveness of any transfer permitted hereunder, the transferee or assign shall agree, in writing, upon request of the Company, to be bound by the provisions of this Agreement. This Agreement shall survive any transfer of Registrable Securities to, and shall inure to the benefit of, an Affiliate or such other successors, assigns and transferees of such Holder. In addition, and whether or not any express transfer or assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of Registrable Securities.

9. Miscellaneous.

(a) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities that would adversely affect the ability of the Holders to include their respective Registrable Securities in a registration undertaken pursuant to this Agreement.

(b) No Waivers. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and each Original Stockholder or, in the case that any Original Stockholder has transferred all of its Registrable Securities in accordance with Section 8 of this Agreement, the transferee of such Original Stockholder holding a majority of the Registrable Securities so transferred.

(d) Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(e) Notices. All notices required or permitted by this Agreement shall be in writing and shall be hand delivered, sent by reputable overnight courier, sent by registered or certified mail, or sent by email or facsimile if confirmed by electronic confirmation of receipt. Notices shall be given to such party at its mailing address, facsimile number or email address set forth on the signature pages hereof, or such other address, or facsimile number as such party may hereafter specify for such purpose. Each such notice, request or other communication shall be effective (i) if given by facsimile or email, when such notice is transmitted to the destination specified on the signature page hereto and the appropriate answer back (i.e., machine confirmation, email confirmation or telephone confirmation) is received, (ii) if given by registered or certified mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when received at the address specified on the signature pages hereof.

(f) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof, including, without limitation, Sections 11.1 through 11.7 of the Mining LLC Agreement.

(g) Governing Law. The laws of the State of Colorado shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

(h) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

(i) No Third Party Beneficiaries. Except as provided by Section 8, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto, each such party’s respective successors and permitted assigns and transferees.

(j) Registration Rights in Mining LLC Agreement. This Agreement supersedes in their entirety the agreements, rights and obligations of Mining and the Original Stockholders contained in Sections 11.1 through 11.7 of the Mining LLC Agreement.

(k) Company IPO. The Original Stockholders hereby agree not to effect any transfer of Registrable Securities during the lock-up periods set forth in (i) the Underwriting Agreement dated _________, 2008 entered into in connection with the Company’s IPO or (ii) any separate “lock-up” agreement executed in connection with the IPO, in each case only as such is applicable to each Original Stockholder, respectively.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or representatives, as of the date first above written.

THE COMPANY: INTREPID POTASH, INC.

By:
Name:
Title:

Address:	700 17th Street, Suite 1700 Denver, CO 80202
Facsimile:	303-298-7502
Attention:

HOPCO: HARVEY OPERATING AND PRODUCTION COMPANY

By:
Name:	Hugh E. Harvey, Jr.
Title:	President

Address:	700 17th Street, Suite 1700 Denver, CO 80202
Facsimile:	303-298-7502
Attention:	Hugh E. Harvey, Jr.

[Signature Page to Registration Rights Agreement]

IPC: INTREPID PRODUCTION CORPORATION

By:
Name:	Robert P. Jornayvaz III
Title:	President

Address:	700 17th Street, Suite 1700 Denver, CO 80202
Facsimile:	303-298-7502
Attention:	Robert P. Jornayvaz III

PAL:

POTASH ACQUISITION, LLC

By:	PRV Investors I, LLC

Its:	Manager

By:
Name:	Gregory A. Sissel
Title:	Chief Financial Officer

Address:	200 Fillmore Street, Suite 200 Denver, CO 80206
Facsimile:	303-292-7310
Attention:	Gregory A. Sissel

[Signature Page to Registration Rights Agreement]